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                                                                   Exhibit 10.35


                    THE STEPHEN M. WILLIAMS 1996 BONUS PLAN
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          1.  PURPOSES.  The purposes of the Stephen M. Williams 1996 Bonus Plan
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(the "Plan") is to provide Stephen M. Williams ("Williams") with incentives to maximize shareholder value, improve gross margins on product manufactured and/or sourced by Carver Corporation (the "Company"), and obtain loudspeaker and twelve volt product lines to be marketed and sold under the Company's brand.

          2.  ADMINISTRATION OF PLAN.  This Plan shall be administered by the
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Compensation Committee of the Board of Directors of the Company (the
"Administrator").

          3.  INCENTIVES.  The incentives payable to Williams shall range from
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$5,000 to $20,000 depending upon the value of the goal to the Company as determined in the sole discretion of the Administrator. The amount of an incentive shall be set forth in writing at the time the goal is set and shall be agreed to by Williams. Incentives shall be payable upon the closing of any transaction which is the object of the goal or upon the execution of an agreement which is the object of the goal.

          4.  GOALS.  Each goals will be set forth in writing at the time the
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goal is set and agreed to by Williams.  Goals shall be determined by the
Administrator and shall relate to strategic relationships with third parties and may include, for example, agreements to source a loudspeaker mobile audio product lines on terms and conditions acceptable to the Company and the Administrator; agreements with strategic suppliers of finished goods and/or raw materials upon such prices and/or margins as shall be acceptable to the Company; agreements to purchase shares of authorized but unissued Common Stock or other securities of the Company in amounts equal or greater than fifteen percent (15%) of the Company's current outstanding shares of Common Stock upon such terms and conditions as are acceptable to the Company.

          5.  PAYMENT OF INCENTIVES.  Contemporaneously with the execution of
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this Plan, the Company has loaned to Williams the sum of $45,000 according to the terms and conditions of a Promissory Note dated January 3, 1996. The parties understand and agree that so long as any portion of the principal due under the Promissory Note remains unpaid by Williams that any Incentives payable to
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Williams pursuant to this Plan shall be offset against the unpaid principal.
In such event, the Company shall advise Williams in writing of the amount of the Incentive applied to the principal and the amount of unpaid principal remaining under the Promissory Note after the offset.

          6.  WITHHOLDING.  All incentives payable under this Plan shall be
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subject to reduction for any applicable withholding taxes.

          7.  AMENDMENTS.  This Plan may be amended at any time and from time to
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time by the Administrator, provided, however, that no such amendment shall act
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to reduce an incentive once the corresponding goal has been attained.

          8.  EFFECTIVE DATE.  This Plan shall become
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effective on January 3, 1996.

CARVER CORPORATION                         STEPHEN M. WILLIAMS


By /s/ Robert A. Fulton                    /s/ Stephen M. Williams
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   Its President